UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

As previously disclosed, on June 16, 2016, a “Principal Stockholder Rights Termination Event” occurred under the Stockholders Agreement dated April 24, 2014 and amended March 30, 2015 among Zimmer Biomet Holdings, Inc. (the “Company”) and the other parties thereto (the “Stockholders Agreement”). Such occurrence would have required certain of the other parties to the Stockholders Agreement (the “Principal Stockholder Investors”) to cause their designated directors, Michael W. Michelson and Jeffrey K. Rhodes, to immediately resign from the Company’s Board of Directors (the “Board”), unless otherwise consented to by a majority of the other members of the Board. However, the Company temporarily waived such obligation to allow the Board the opportunity to further discuss the future composition of the Board.

Following such further discussions, on July 15, 2016, the other members of the Board unanimously consented to Messrs. Michelson and Rhodes continuing to serve as directors of the Company. As a result, the Principal Stockholder Investors will not be obligated to cause Messrs. Michelson and Rhodes to resign from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2016

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary